Exhibit 99.1

MALLINCKRODT PLC

Process for Transferring Shares

1.	Background

1.1	The Company emerged from Chapter 11 on 14 November 2023 (“Emergence”). Upon Emergence, the Company’s existing shares were cancelled and the Company issued new ordinary shares to certain holders of the Company’s debt.

1.2	The new shares are not listed on any stock exchange and are not held through DTC (the settlement and clearing system used for U.S. listed shares).

1.3	All shareholders, whose names are reflected on the Company’s register of shareholders, will have received a welcome statement from the Company’s transfer agent, Computershare Investor Services (Ireland) Limited, including details of how to register for the Investor Centre platform. The Investor Centre platform allows the shareholders to view and manage their shareholding online.

1.4	Since the Company is Irish incorporated, share transfers are required to follow the Irish law procedure for transfers and, subject to any available exemption or relief, are subject to a 1% stamp duty.

1.5	This note is intended to provide an overview of the share transfer process. Nothing in this note constitutes financial, legal, tax or any other advice by the Company or any of its directors, officers, employees, agents, advisers or contractors in respect of the applicable legal and tax requirements for the transfer of shares and shareholders and prospective shareholders should seek their own advice. This note is based on existing Irish law and published practices of the Revenue Commissioners of Ireland (“Irish Revenue”) in effect on the date of this note. Legislative, administrative or judicial changes may modify the legal and tax consequences discussed below. You are encouraged to seek advice from a professional before engaging in transactions involving Company shares.

1.6	Restrictions on transfer (or specific consequences upon such transfer or attempted transfer) may also arise under applicable law which are not set out in this note, including (without limitation) pursuant to insider dealing laws, securities laws, antitrust laws, the Irish Takeover Rules, foreign investment control laws and/or sanctions. In particular, potential buyers of shares should be aware of the requirement to make a mandatory cash takeover bid for 100% of the Company in the event of acquiring a ≥30% holding of voting securities in the Company. Additional restrictions on transfer also arise under the Company’s memorandum and articles of association adopted on Emergence (the “Articles”), including restrictions on the transfers to competitors of the Company. Specific advice should always be sought, including Irish legal and tax advice.

2.	Shareholder Steps for Transferring Shares

2.1	The seller will need to contact the Company’s transfer agent, Computershare Investor Services (Ireland) Limited, at the following address in advance of any share transfer in order to obtain the necessary share transfer form:

Computershare Investor Services (Ireland) Limited

3100 Lake Drive

Citywest Business Campus

Dublin 24

D24 AK82

Ireland

Attention: Issuer Services Dublin

(WebCorres@computershare.co.uk)

2.2	The seller will then need to complete and sign the share transfer form in accordance with the instructions. The seller should check that it signs the share transfer form using the correct name of the entity that holds the relevant shares as reflected in the Company’s register of shareholders. The signed share transfer form, together with the seller’s Irish tax reference number (if required), should be provided to the buyer.

2.3	If the seller’s shares are registered in the name of Computershare Trust Company, N.A., as depositary, and held by such depositary for the benefit of the seller, the seller should firstly contact the Company at the following address and request that legal title to the shares are transferred directly into the seller’s name:

Mallinckrodt plc

College Business & Technology Park

Cruiserath

Blanchardstown

Dublin 15

D15 TX2V

Attention: Corporate Secretary (corporate.secretary@mnk.com)

2.4	The Company will then provide a written direction to the depositary and the transfer agent requesting that this transfer of legal title to the shares into the seller’s name is effected. The depositary will complete and sign the share transfer form in accordance with the instructions and include its details as the selling shareholder. No Irish stamp duty should arise on a change of the registered legal shareholder without any change to the underlying beneficial ownership of the shares. However, specific advice, including Irish legal and tax advice, should always be sought. Once the shares are held directly by the seller in its own name, the seller should follow the process outlined in Sections 2.1 and 2.2 above, in order to transfer the shares to the buyer.

2.5	The buyer does not need to sign the share transfer form. However, subject to any available exemptions or reliefs, the buyer is required to pay stamp duty calculated at 1% of the greater of the payment made for the transfer of shares, or market value of the shares. The payment of stamp duty is generally the obligation of the buyer. In the case of a gift or a transfer at an undervalue, all parties to the transfer are liable for the duty. Stamp duty is a mandatory tax and operates on a self-assessment basis so that the onus is on the buyer (or, in the case of a gift or a transfer at undervalue, all parties to the transfer) to apply the stamp duty rules and pay the correct amount of tax. Late filing and payment will result in interest, penalties and surcharges becoming due. Stamp duty must be paid, and a stamp duty return must be filed, within 44 days of the transfer, otherwise interest, penalties and surcharges will accrue. Specific advice should always be sought, including Irish legal and tax advice.

2.6	Where stamp duty arises, the buyer must pay stamp duty from an Irish bank account and file an online stamp duty return with Irish Revenue, following which Irish Revenue will electronically issue to the buyer a stamp duty certificate. Non-Irish sellers and buyers will need to obtain an Irish tax reference number (for stamp duty purposes only) from Irish Revenue (if they do not already have such a number) to file this stamp duty return. Applying for such a number and having it issued by Irish Revenue for the purposes of facilitating the filing of a stamp duty return will not of itself render a non-Irish seller or buyer liable to tax in Ireland or open them up to other Irish tax requirements. It generally takes up to 5 working days for a non-Irish corporate entity to obtain an Irish tax reference number for stamp duty purposes.

2.7	Once the stamp duty certificate has been issued by Irish Revenue, it should be attached to the signed share transfer form. The share transfer form and accompanying stamp duty certificate should then be sent to the Company’s transfer agent, Computershare, at Computershare Investor Services (Ireland) Limited, at the address provided in Section 2.1 above.

2.8	Under the Companies Act 2014, the Company has a period of 2 months from the date of delivery of the share transfer form, to register the transfer in the register of shareholders (or to make a decision to decline to register the transfer on one of the grounds for so doing under applicable law or the Articles). This registration process cannot be completed unless a stamp duty certificate is attached to the share transfer form (as submitted) or the buyer satisfies the transfer agent that no stamp duty arises on the transfer. In addition, as discussed further below, the Company may decline to register transfers of shares to specified competitors of the Company. It is expected that the register of shareholders will be updated once a month for transfers that have been duly submitted during that month, which will allow for compliance with the restrictions on transfer (including restrictions on transfers to competitors) to be verified.

2.9	The Company has a number of other grounds for declining to register a transfer in the register of shareholders, further details of which are set out in the Articles, a copy of which is available on the investor relations section of the Company’s website. Another such restriction is where the transfer would have adverse regulatory or tax consequences to the Company (including any transfers that would result in a violation of U.S. securities laws or the Company being required to register under the Investment Company Act).

3.	Exemptions and Reliefs from Irish Stamp Duty

3.1	There are a number of exceptions from the payment of stamp duty. The most common of these are:

(a)	Where there is a change of the registered legal shareholder, but no change to the underlying beneficial ownership of the share.

(b)	Where the total amount of stamp duty payable on the transfer of the shares is €1,000 or less and the instrument transferring the shares is not part of a larger transaction or series of transactions.

(c)	For certain intra-group transfers or transfers pursuant to certain types of reconstructions, in each case, where the relevant conditions are met.

3.2	Parties seeking to rely on either of the exemptions referred to at (a) or (b) above should ensure that the appropriate certificate on the back of the share transfer form is completed stating the grounds of the applicable exemption. Parties seeking to rely on either of the reliefs referred to at (c) above should file a stamp duty return claiming such relief.

3.3	Specific Irish tax advice should be sought on whether or not an exemption is available.

4.	Restriction on Transfers to a Company Competitor

4.1	The Articles restrict share transfers to a competitor of the Company. The Articles define a Company Competitor as “any person designated on the list of Company competitors maintained, and updated from time to time, by the Board in its good faith discretion (and which the Board shall provide to a Holder upon written request in good faith), provided that no Holders or their Affiliates on the Adoption Date shall be deemed a Company Competitor”.

4.2	In accordance with the Articles, excluded from the restriction on share transfers to a Company Competitor is “a private equity fund or financial investor that owns an equity interest in a Company Competitor”.

4.3	Once established by the Board, a copy of the list of Company Competitors will be available on written request to the Office of Corporate Secretary at corporate.secretary@mnk.com.

5.	Employee Equity Awards

5.1	Separate rules may apply in respect of transfers of shares which have been issued pursuant to equity awards, including restricted stock units or options. Please consult the rules of the relevant plan and/or consult with a member of the Human Resources Department.

Updated: January 19, 2024

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